Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2017 Financial Results

JACKSON, Miss. – July 25, 2017 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $24.0 million in the second quarter of 2017, representing diluted earnings per share of $0.35.  Included in second quarter financial results were non-routine charges related to the termination of Trustmark’s defined benefit pension plan as well as charges related to the merger with RB Bancorporation and its subsidiary, Reliance Bank (“Reliance”), which reduced net income by $10.9 million and $2.0 million (net of tax), respectively.  Separately, Trustmark received non-taxable proceeds related to life insurance acquired as part of a previous acquisition that increased net income in the second quarter by $4.9 million.  Adjusting for the above items, net income in the second quarter totaled $32.0 million, representing diluted earnings per share of $0.47. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2017, to shareholders of record on September 1, 2017.

Second Quarter Highlights

•	Loans held for investment increased $291.4 million, or 3.6%, from the prior quarter and $890.9 million, or 12.0%, year-over-year
•	Revenue (excluding income on acquired loans and life insurance proceeds) increased 1.9% from the prior quarter and 6.4% year-over-year to total $141.0 million in the second quarter
•	Routine noninterest expense remained well controlled

Gerard R. Host, President and CEO, stated, “Trustmark continued to gain momentum and achieved solid financial results in the second quarter.  We continued to experience robust loan growth across our five-state franchise, while maintaining historically low levels of other real estate and net charge-offs.  Our mortgage, insurance and wealth management businesses continued to provide complementary revenue sources to our traditional banking business.  Routine noninterest expense remained well controlled. We also completed the Reliance merger and conversion in the second quarter and had a very successful rollout of our myTrustmark℠ Business platform. Thanks to our associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Completion of Reliance Merger

•	Expanded presence in attractive Huntsville, Alabama, MSA with seven banking centers
•	Completed seamless operational conversion

On April 7, 2017, Trustmark completed its previously announced merger with Reliance, headquartered in Athens, Alabama. At the merger date, the estimated fair values of loans and deposits acquired were $117.4 million and $166.2 million, respectively.  The operations of Reliance are included in Trustmark’s operating results as of the merger date and did not have a material impact on Trustmark’s results of operations.

Balance Sheet Management

•	Continued diversified legacy loan growth demonstrates the value of Trustmark’s five-state franchise
•	Noninterest-bearing deposits represented 30.3% of total average deposits; total cost of deposits of 0.20% in the second quarter
•	Solid capital base continues to provide flexibility in pursuing growth opportunities

Loans held for investment totaled $8.3 billion at June 30, 2017, reflecting an increase of 3.6% from the prior quarter and 12.0% year-over-year.  Commercial and industrial loans increased $94.2 million during the quarter, reflecting growth in Mississippi, Alabama and Tennessee. Relative to the prior quarter, construction lending expanded $62.1 million, primarily due to growth in Texas and Alabama.  Loans secured by nonfarm, nonresidential properties increased $45.0 million, principally driven by growth in Alabama, Texas and Florida.  Other real estate secured loans, which include multifamily projects, grew $32.6 million, driven by growth in Alabama and Texas.

Acquired loans totaled $314.9 million at June 30, 2017, an increase of $96.7 million from the prior quarter due to the Reliance merger.  Collectively, loans held for investment and acquired loans totaled $8.6 billion at June 30, 2017, up $388.1 million from the prior quarter.

Deposits totaled $10.4 billion at June 30, 2017. Excluding acquired deposits of $166.2 million, deposits increased $152.8 million, or 1.5%, from the previous quarter. Trustmark continues to maintain an attractive, low-cost deposit base with a total cost of deposits of 0.20%.  The favorable mix of interest-bearing liabilities yielded a total cost of funds of 0.44% for the second quarter of 2017.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses. At June 30, 2017, Trustmark’s tangible equity to tangible assets ratio was 8.61%, while its total risk-based capital ratio was 13.11%.  Tangible book value per share was $17.17 at June 30, 2017, up 2.4% year to date.

Credit Quality

•	Nonperforming loans increased $12.8 million from the prior quarter, primarily due to a single healthcare-related credit moving to nonaccrual status during the quarter
•	Other real estate decreased $6.0 million to total $50.0 million
•	Recoveries exceeded charge-offs by $818 thousand
•	Allowance for loan losses represented 277.4% of nonperforming loans, excluding specifically reviewed impaired loans

At June 30, 2017, nonperforming loans totaled $74.1 million while other real estate totaled $50.0 million. Collectively, nonperforming assets increased $6.8 million, or 5.8%, linked quarter while decreasing $10.5 million, or 7.8%, year-over-year.

Allocation of Trustmark's $76.2 million allowance for loan losses represented 0.99% of commercial loans and 0.67% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.92% at June 30, 2017, representing a level management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 0.97% of total loans, which include held for investment and acquired loans.

Unless noted otherwise, all of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation

•	Net interest income (FTE) excluding income on acquired loans totaled $100.7 million in the second quarter, an increase of 3.5% from the prior quarter
•	Insurance and wealth management revenue demonstrated solid growth, increasing 5.8% and 3.5%, respectively, from the prior quarter
•	Mortgage loan-production volume increased 22.8% linked quarter to $372.7 million

Net interest income (FTE) in the second quarter totaled $106.9 million, which resulted in a net interest margin of 3.49%.  Compared to the prior quarter, net interest income (FTE) increased $4.5 million, which reflects continued growth in interest income from the held for sale and held for investment loan portfolios as well as growth in interest and fees on acquired loans. During the second quarter of 2017, the yield on acquired loans totaled 7.96% and included $952 thousand in recoveries from the settlement of debt, which represented approximately 1.21% of the annualized total acquired loan yield. Excluding acquired loans, the net interest margin for the second quarter of 2017 totaled 3.37% and remained relatively stable when compared to the first quarter of 2017, as growth in the yield on the loans held for investment and held for sale portfolio was offset by higher costs of interest-bearing deposits.

Noninterest income totaled $50.2 million in the second quarter. Excluding the previously mentioned non-taxable life insurance proceeds of $4.9 million, noninterest income was $45.3 million, a decline of 1.6% from the prior quarter and an increase of 2.4% over the previous year. Decreased mortgage hedge ineffectiveness was the main driver for the linked quarter decline. Mortgage banking revenue in the second quarter totaled $9.0 million, down $1.2 million from the prior quarter and up $2.3 million year-over-year.  Relative to the prior quarter, both bank card and other fees and insurance commissions showed strong growth, increasing 13.4% and 5.8%, respectively.

Insurance revenue totaled $9.7 million in the second quarter, representing an increase of 5.8% from the prior quarter and 1.1% from the same period one year earlier.  The performance this quarter was primarily driven by the commercial property and casualty line of business.  Wealth management revenue in the second quarter totaled $7.7 million, up 3.5% over the prior quarter, but down 4.2% year-over-year. The linked quarter increase was primarily a result of higher brokerage asset management fees and recordkeeping fees.

Noninterest Expense

•	Efficiency ratio improved to 64.5% in the second quarter
•	Continued realignment of delivery channels

Excluding other real estate expense ($383 thousand), intangible amortization ($1.5 million), the one-time charges related to the pension plan termination ($17.6 million) and one-time expenses associated with the Reliance merger ($3.2 million), routine noninterest expense in the second quarter totaled $99.3 million. Trustmark estimates that the termination of the noncontributory tax-qualified defined benefit pension plan will reduce annual pension plan expense approximately $3.0 million to $4.0 million.  Salaries and benefits expense – excluding the $17.6 million one-time pension plan termination charge – was $59.1 million, which increased marginally from the prior quarter due to inclusion of Reliance associates and higher commissions. Services and fees decreased $323 thousand from the prior quarter, while other real estate and foreclosure expense decreased $1.4 million.  Other expense – excluding the $3.2 million charge related to the Reliance merger – totaled $11.7 million, a decrease of $1.1 million on a comparable basis from the prior quarter.

Trustmark is committed to developing and maintaining relationships, supporting investments that promote profitable revenue growth and realigning retail delivery channels to support changing customer preferences. Trustmark recently renovated an office in Memphis that is co-branded with a leading coffee retailer in an effort to increase foot traffic and create additional opportunities to introduce Trustmark products and services to prospective customers. Trustmark also initiated a pilot program introducing myTeller℠, an interactive video teller service provided through a centralized teller center that delivers most functions provided by traditional tellers, at this location and others across the franchise. Investments in myTrustmark℠, a mobile and online banking platform, provides enhanced customer access to account information, payment services and financial management tools. Adoption of myTrustmark℠ has notably increased with approximately two-thirds of customers accessing the platform via mobile devices. Successful adoption of myTrustmark℠ served as the basis for the second quarter launch of myTrustmark℠ Business, which provides the features of myTrustmark℠ into a product offering specifically designed for commercial customers.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 26, 2017, at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, August 9, 2017, in archived format at the same web address or by calling (877) 344-7529, passcode 10110062.

Trustmark Corporation is a financial services company providing banking and financial solutions through 199 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, including those associated with the planned termination of our noncontributory tax-qualified defined benefit pension plan, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2017	3/31/2017	6/30/2016	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,334,600	$2,252,162	$2,214,040	$82,438	3.7%	$120,560	5.4%
Securities AFS-nontaxable	75,640	88,522	99,296	(12,882)	-14.6%	(23,656)	-23.8%
Securities HTM-taxable	1,108,158	1,124,692	1,122,463	(16,534)	-1.5%	(14,305)	-1.3%
Securities HTM-nontaxable	32,878	33,009	34,785	(131)	-0.4%	(1,907)	-5.5%
Total securities	3,551,276	3,498,385	3,470,584	52,891	1.5%	80,692	2.3%
Loans (including loans held for sale)	8,348,758	8,074,449	7,505,409	274,309	3.4%	843,349	11.2%
Acquired loans	315,558	250,482	349,740	65,076	26.0%	(34,182)	-9.8%
Fed funds sold and rev repos	3,184	397	1,263	2,787	n/m	1,921	n/m
Other earning assets	77,770	79,515	64,000	(1,745)	-2.2%	13,770	21.5%
Total earning assets	12,296,546	11,903,228	11,390,996	393,318	3.3%	905,550	7.9%
Allowance for loan losses	(83,328)	(83,394)	(83,614)	66	0.1%	286	0.3%
Cash and due from banks	307,966	310,542	271,135	(2,576)	-0.8%	36,831	13.6%
Other assets	1,229,981	1,235,469	1,240,846	(5,488)	-0.4%	(10,865)	-0.9%
Total assets	$13,751,165	$13,365,845	$12,819,363	$385,320	2.9%	$931,802	7.3%

Interest-bearing demand deposits	$2,035,491	$1,981,982	$1,830,107	$53,509	2.7%	$205,384	11.2%
Savings deposits	3,337,374	3,319,572	3,221,850	17,802	0.5%	115,524	3.6%
Time deposits	1,777,529	1,650,251	1,678,564	127,278	7.7%	98,965	5.9%
Total interest-bearing deposits	7,150,394	6,951,805	6,730,521	198,589	2.9%	419,873	6.2%
Fed funds purchased and repos	525,523	498,963	488,512	26,560	5.3%	37,011	7.6%
Short-term borrowings	1,047,107	887,848	319,288	159,259	17.9%	727,819	n/m
Long-term FHLB advances	141,097	251,033	597,269	(109,936)	-43.8%	(456,172)	-76.4%
Subordinated notes	—	—	49,980	—	n/m	(49,980)	-100.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,925,977	8,651,505	8,247,426	274,472	3.2%	678,551	8.2%
Noninterest-bearing deposits	3,110,125	3,008,176	2,927,469	101,949	3.4%	182,656	6.2%
Other liabilities	162,823	173,066	131,627	(10,243)	-5.9%	31,196	23.7%
Total liabilities	12,198,925	11,832,747	11,306,522	366,178	3.1%	892,403	7.9%
Shareholders' equity	1,552,240	1,533,098	1,512,841	19,142	1.2%	39,399	2.6%
Total liabilities and equity	$13,751,165	$13,365,845	$12,819,363	$385,320	2.9%	$931,802	7.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2017	3/31/2017	6/30/2016	$ Change	% Change	$ Change	% Change
Cash and due from banks	$318,329	$379,590	$322,049	$(61,261)	-16.1%	$(3,720)	-1.2%
Fed funds sold and rev repos	6,900	500	3,198	6,400	n/m	3,702	n/m
Securities available for sale	2,447,688	2,365,554	2,388,306	82,134	3.5%	59,382	2.5%
Securities held to maturity	1,139,754	1,156,067	1,173,204	(16,313)	-1.4%	(33,450)	-2.9%
Loans held for sale (LHFS)	203,652	174,090	213,546	29,562	17.0%	(9,894)	-4.6%
Loans held for investment (LHFI)	8,296,045	8,004,657	7,405,181	291,388	3.6%	890,864	12.0%
Allowance for loan losses	(76,184)	(72,445)	(71,796)	(3,739)	-5.2%	(4,388)	-6.1%
Net LHFI	8,219,861	7,932,212	7,333,385	287,649	3.6%	886,476	12.1%
Acquired loans	314,910	218,242	339,035	96,668	44.3%	(24,125)	-7.1%
Allowance for loan losses, acquired loans	(7,423)	(10,006)	(12,480)	2,583	25.8%	5,057	40.5%
Net acquired loans	307,487	208,236	326,555	99,251	47.7%	(19,068)	-5.8%
Net LHFI and acquired loans	8,527,348	8,140,448	7,659,940	386,900	4.8%	867,408	11.3%
Premises and equipment, net	182,315	183,311	192,732	(996)	-0.5%	(10,417)	-5.4%
Mortgage servicing rights	82,628	82,758	62,814	(130)	-0.2%	19,814	31.5%
Goodwill	379,627	366,156	366,156	13,471	3.7%	13,471	3.7%
Identifiable intangible assets	19,422	19,117	24,058	305	1.6%	(4,636)	-19.3%
Other real estate	49,958	55,968	69,890	(6,010)	-10.7%	(19,932)	-28.5%
Other assets	551,517	566,802	554,456	(15,285)	-2.7%	(2,939)	-0.5%
Total assets	$13,909,138	$13,490,361	$13,030,349	$418,777	3.1%	$878,789	6.7%

Deposits:
Noninterest-bearing	$3,092,915	$3,209,727	$2,921,016	$(116,812)	-3.6%	$171,899	5.9%
Interest-bearing	7,330,476	6,894,745	6,610,508	435,731	6.3%	719,968	10.9%
Total deposits	10,423,391	10,104,472	9,531,524	318,919	3.2%	891,867	9.4%
Fed funds purchased and repos	508,068	524,335	606,336	(16,267)	-3.1%	(98,268)	-16.2%
Short-term borrowings	1,222,592	864,690	360,434	357,902	41.4%	862,158	n/m
Long-term FHLB advances	978	250,994	751,106	(250,016)	-99.6%	(750,128)	-99.9%
Subordinated notes	—	—	49,985	—	n/m	(49,985)	-100.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	130,335	146,053	145,641	(15,718)	-10.8%	(15,306)	-10.5%
Total liabilities	12,347,220	11,952,400	11,506,882	394,820	3.3%	840,338	7.3%
Common stock	14,114	14,112	14,090	2	0.0%	24	0.2%
Capital surplus	367,075	365,951	364,516	1,124	0.3%	2,559	0.7%
Retained earnings	1,209,238	1,200,903	1,157,025	8,335	0.7%	52,213	4.5%
Accum other comprehensive loss, net of tax	(28,509)	(43,005)	(12,164)	14,496	33.7%	(16,345)	n/m
Total shareholders' equity	1,561,918	1,537,961	1,523,467	23,957	1.6%	38,451	2.5%
Total liabilities and equity	$13,909,138	$13,490,361	$13,030,349	$418,777	3.1%	$878,789	6.7%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2017	3/31/2017	6/30/2016	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$89,486	$83,790	$77,777	$5,696	6.8%	$11,709	15.1%
Interest and fees on acquired loans	6,263	5,189	8,051	1,074	20.7%	(1,788)	-22.2%
Interest on securities-taxable	19,377	19,197	19,402	180	0.9%	(25)	-0.1%
Interest on securities-tax exempt-FTE	1,178	1,300	1,429	(122)	-9.4%	(251)	-17.6%
Interest on fed funds sold and rev repos	11	1	4	10	n/m	7	n/m
Other interest income	371	267	200	104	39.0%	171	85.5%
Total interest income-FTE	116,686	109,744	106,863	6,942	6.3%	9,823	9.2%
Interest on deposits	5,107	3,945	3,122	1,162	29.5%	1,985	63.6%
Interest on fed funds pch and repos	1,037	698	404	339	48.6%	633	n/m
Other interest expense	3,628	2,673	2,428	955	35.7%	1,200	49.4%
Total interest expense	9,772	7,316	5,954	2,456	33.6%	3,818	64.1%
Net interest income-FTE	106,914	102,428	100,909	4,486	4.4%	6,005	6.0%
Provision for loan losses, LHFI	2,921	2,762	2,596	159	5.8%	325	12.5%
Provision for loan losses, acquired loans	(2,564)	(1,605)	607	(959)	-59.8%	(3,171)	n/m
Net interest income after provision-FTE	106,557	101,271	97,706	5,286	5.2%	8,851	9.1%
Service charges on deposit accounts	10,755	10,832	11,051	(77)	-0.7%	(296)	-2.7%
Bank card and other fees	7,370	6,500	7,436	870	13.4%	(66)	-0.9%
Mortgage banking, net	9,008	10,185	6,721	(1,177)	-11.6%	2,287	34.0%
Insurance commissions	9,745	9,212	9,638	533	5.8%	107	1.1%
Wealth management	7,674	7,413	8,009	261	3.5%	(335)	-4.2%
Other, net	5,637	1,891	1,372	3,746	n/m	4,265	n/m
Nonint inc-excl sec gains (losses), net	50,189	46,033	44,227	4,156	9.0%	5,962	13.5%
Security gains (losses), net	1	—	—	1	n/m	1	n/m
Total noninterest income	50,190	46,033	44,227	4,157	9.0%	5,963	13.5%
Salaries and employee benefits	59,060	57,302	67,018	1,758	3.1%	(7,958)	-11.9%
Defined benefit plan termination	17,644	—	—	17,644	n/m	17,644	n/m
Services and fees	15,009	15,332	14,522	(323)	-2.1%	487	3.4%
Net occupancy-premises	6,210	6,238	5,928	(28)	-0.4%	282	4.8%
Equipment expense	6,162	5,998	5,896	164	2.7%	266	4.5%
Other real estate expense	383	1,759	1,193	(1,376)	-78.2%	(810)	-67.9%
FDIC assessment expense	2,686	2,640	2,959	46	1.7%	(273)	-9.2%
Other expense	14,921	12,788	12,663	2,133	16.7%	2,258	17.8%
Total noninterest expense	122,075	102,057	110,179	20,018	19.6%	11,896	10.8%
Income before income taxes and tax eq adj	34,672	45,247	31,754	(10,575)	-23.4%	2,918	9.2%
Tax equivalent adjustment	4,910	4,838	4,532	72	1.5%	378	8.3%
Income before income taxes	29,762	40,409	27,222	(10,647)	-26.3%	2,540	9.3%
Income taxes	5,727	9,161	5,719	(3,434)	-37.5%	8	0.1%
Net income	$24,035	$31,248	$21,503	$(7,213)	-23.1%	$2,532	11.8%

Per share data
Earnings per share - basic	$0.35	$0.46	$0.32	$(0.11)	-23.9%	$0.03	9.4%

Earnings per share - diluted	$0.35	$0.46	$0.32	$(0.11)	-23.9%	$0.03	9.4%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,736,298	67,687,365	67,619,571

Diluted	67,892,532	67,845,785	67,770,174

Period end shares outstanding	67,740,901	67,729,434	67,623,601

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2017	3/31/2017	6/30/2016	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,723	$1,649	$1,379	$74	4.5%	$344	24.9%
Florida	3,174	3,559	1,806	(385)	-10.8%	1,368	75.7%
Mississippi (2)	63,889	49,349	54,543	14,540	29.5%	9,346	17.1%
Tennessee (3)	4,975	5,185	5,345	(210)	-4.1%	(370)	-6.9%
Texas	383	1,565	2,055	(1,182)	-75.5%	(1,672)	-81.4%
Total nonaccrual loans	74,144	61,307	65,128	12,837	20.9%	9,016	13.8%
Other real estate
Alabama	13,301	13,953	18,031	(652)	-4.7%	(4,730)	-26.2%
Florida	17,377	21,577	28,052	(4,200)	-19.5%	(10,675)	-38.1%
Mississippi (2)	14,377	14,974	14,435	(597)	-4.0%	(58)	-0.4%
Tennessee (3)	3,363	4,706	7,432	(1,343)	-28.5%	(4,069)	-54.7%
Texas	1,540	758	1,552	782	n/m	(12)	-0.8%
Total other real estate	49,958	55,968	69,502	(6,010)	-10.7%	(19,544)	-28.1%
Total nonperforming assets	$124,102	$117,275	$134,630	$6,827	5.8%	$(10,528)	-7.8%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,216	$1,307	$3,382	$(91)	-7.0%	$(2,166)	-64.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$29,906	$31,147	$23,473	$(1,241)	-4.0%	$6,433	27.4%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2017	3/31/2017	6/30/2016	$ Change	% Change	$ Change	% Change
Beginning Balance	$72,445	$71,265	$69,668	$1,180	1.7%	$2,777	4.0%
Provision for loan losses	2,921	2,762	2,596	159	5.8%	325	12.5%
Charge-offs	(2,118)	(4,202)	(3,251)	2,084	49.6%	1,133	34.9%
Recoveries	2,936	2,620	2,783	316	12.1%	153	5.5%
Net recoveries (charge-offs)	818	(1,582)	(468)	2,400	n/m	1,286	n/m
Ending Balance	$76,184	$72,445	$71,796	$3,739	5.2%	$4,388	6.1%

PROVISION FOR LOAN LOSSES (4)
Alabama	$866	$1,189	$1,189	$(323)	-27.2%	$(323)	-27.2%
Florida	(975)	3	(364)	(978)	n/m	(611)	n/m
Mississippi (2)	2,268	1,826	(833)	442	24.2%	3,101	n/m
Tennessee (3)	322	208	726	114	54.8%	(404)	-55.6%
Texas	440	(464)	1,878	904	n/m	(1,438)	-76.6%
Total provision for loan losses	$2,921	$2,762	$2,596	$159	5.8%	$325	12.5%

NET (RECOVERIES) CHARGE-OFFS (4)
Alabama	$(29)	$66	$436	$(95)	n/m	$(465)	n/m
Florida	(973)	(155)	(595)	(818)	n/m	(378)	-63.5%
Mississippi (2)	33	1,759	(237)	(1,726)	-98.1%	270	n/m
Tennessee (3)	146	83	252	63	75.9%	(106)	-42.1%
Texas	5	(171)	612	176	n/m	(607)	-99.2%
Total net (recoveries) charge-offs	$(818)	$1,582	$468	$(2,400)	n/m	$(1,286)	n/m

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Securities AFS-taxable	$2,334,600	$2,252,162	$2,271,503	$2,249,109	$2,214,040	$2,293,609	$2,212,760
Securities AFS-nontaxable	75,640	88,522	91,495	95,233	99,296	82,045	102,570
Securities HTM-taxable	1,108,158	1,124,692	1,101,382	1,115,053	1,122,463	1,116,379	1,132,449
Securities HTM-nontaxable	32,878	33,009	33,675	34,179	34,785	32,943	35,313
Total securities	3,551,276	3,498,385	3,498,055	3,493,574	3,470,584	3,524,976	3,483,092
Loans (including loans held for sale)	8,348,758	8,074,449	7,855,444	7,658,089	7,505,409	8,212,361	7,425,871
Acquired loans	315,558	250,482	282,197	317,273	349,740	283,200	364,088
Fed funds sold and rev repos	3,184	397	1,418	1,352	1,263	1,798	823
Other earning assets	77,770	79,515	80,608	68,706	64,000	78,638	65,351
Total earning assets	12,296,546	11,903,228	11,717,722	11,538,994	11,390,996	12,100,973	11,339,225
Allowance for loan losses	(83,328)	(83,394)	(82,604)	(82,301)	(83,614)	(83,361)	(82,376)
Cash and due from banks	307,966	310,542	314,420	299,670	271,135	309,247	276,524
Other assets	1,229,981	1,235,469	1,238,029	1,243,854	1,240,846	1,232,710	1,247,062
Total assets	$13,751,165	$13,365,845	$13,187,567	$13,000,217	$12,819,363	$13,559,569	$12,780,435

Interest-bearing demand deposits	$2,035,491	$1,981,982	$1,920,273	$1,848,084	$1,830,107	$2,008,884	$1,848,075
Savings deposits	3,337,374	3,319,572	3,049,733	3,101,161	3,221,850	3,328,522	3,205,383
Time deposits	1,777,529	1,650,251	1,638,853	1,667,345	1,678,564	1,714,242	1,678,070
Total interest-bearing deposits	7,150,394	6,951,805	6,608,859	6,616,590	6,730,521	7,051,648	6,731,528
Fed funds purchased and repos	525,523	498,963	494,193	481,071	488,512	512,316	502,846
Short-term borrowings	1,047,107	887,848	435,576	311,473	319,288	967,917	366,452
Long-term FHLB advances	141,097	251,033	685,844	751,095	597,269	195,761	549,207
Subordinated notes	—	—	40,757	49,988	49,980	—	49,976
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,925,977	8,651,505	8,327,085	8,272,073	8,247,426	8,789,498	8,261,865
Noninterest-bearing deposits	3,110,125	3,008,176	3,160,959	3,060,331	2,927,469	3,059,432	2,881,876
Other liabilities	162,823	173,066	166,379	136,971	131,627	167,917	132,931
Total liabilities	12,198,925	11,832,747	11,654,423	11,469,375	11,306,522	12,016,847	11,276,672
Shareholders' equity	1,552,240	1,533,098	1,533,144	1,530,842	1,512,841	1,542,722	1,503,763
Total liabilities and equity	$13,751,165	$13,365,845	$13,187,567	$13,000,217	$12,819,363	$13,559,569	$12,780,435

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Cash and due from banks	$318,329	$379,590	$327,706	$383,945	$322,049
Fed funds sold and rev repos	6,900	500	500	500	3,198
Securities available for sale	2,447,688	2,365,554	2,356,682	2,410,947	2,388,306
Securities held to maturity	1,139,754	1,156,067	1,158,643	1,143,234	1,173,204
Loans held for sale (LHFS)	203,652	174,090	175,927	242,097	213,546
Loans held for investment (LHFI)	8,296,045	8,004,657	7,851,213	7,499,204	7,405,181
Allowance for loan losses	(76,184)	(72,445)	(71,265)	(70,871)	(71,796)
Net LHFI	8,219,861	7,932,212	7,779,948	7,428,333	7,333,385
Acquired loans	314,910	218,242	272,247	295,737	339,035
Allowance for loan losses, acquired loans	(7,423)	(10,006)	(11,397)	(11,380)	(12,480)
Net acquired loans	307,487	208,236	260,850	284,357	326,555
Net LHFI and acquired loans	8,527,348	8,140,448	8,040,798	7,712,690	7,659,940
Premises and equipment, net	182,315	183,311	184,987	190,930	192,732
Mortgage servicing rights	82,628	82,758	80,239	65,514	62,814
Goodwill	379,627	366,156	366,156	366,156	366,156
Identifiable intangible assets	19,422	19,117	20,680	22,366	24,058
Other real estate	49,958	55,968	62,051	64,993	69,890
Other assets	551,517	566,802	577,964	558,166	554,456
Total assets	$13,909,138	$13,490,361	$13,352,333	$13,161,538	$13,030,349

Deposits:
Noninterest-bearing	$3,092,915	$3,209,727	$2,973,238	$3,111,603	$2,921,016
Interest-bearing	7,330,476	6,894,745	7,082,774	6,574,098	6,610,508
Total deposits	10,423,391	10,104,472	10,056,012	9,685,701	9,531,524
Fed funds purchased and repos	508,068	524,335	539,817	514,918	606,336
Short-term borrowings	1,222,592	864,690	769,778	412,792	360,434
Long-term FHLB advances	978	250,994	251,049	751,075	751,106
Subordinated notes	—	—	—	49,993	49,985
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	130,335	146,053	153,613	150,442	145,641
Total liabilities	12,347,220	11,952,400	11,832,125	11,626,777	11,506,882
Common stock	14,114	14,112	14,091	14,090	14,090
Capital surplus	367,075	365,951	366,563	365,553	364,516
Retained earnings	1,209,238	1,200,903	1,185,352	1,172,193	1,157,025
Accum other comprehensive loss, net of tax	(28,509)	(43,005)	(45,798)	(17,075)	(12,164)
Total shareholders' equity	1,561,918	1,537,961	1,520,208	1,534,761	1,523,467
Total liabilities and equity	$13,909,138	$13,490,361	$13,352,333	$13,161,538	$13,030,349

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Interest and fees on LHFS & LHFI-FTE	$89,486	$83,790	$81,346	$80,649	$77,777	$173,276	$154,012
Interest and fees on acquired loans	6,263	5,189	8,290	6,781	8,051	11,452	15,073
Interest on securities-taxable	19,377	19,197	18,775	19,351	19,402	38,574	39,488
Interest on securities-tax exempt-FTE	1,178	1,300	1,340	1,388	1,429	2,478	2,926
Interest on fed funds sold and rev repos	11	1	4	5	4	12	5
Other interest income	371	267	335	223	200	638	430
Total interest income-FTE	116,686	109,744	110,090	108,397	106,863	226,430	211,934
Interest on deposits	5,107	3,945	3,380	3,208	3,122	9,052	6,160
Interest on fed funds pch and repos	1,037	698	471	411	404	1,735	835
Other interest expense	3,628	2,673	2,662	2,603	2,428	6,301	4,817
Total interest expense	9,772	7,316	6,513	6,222	5,954	17,088	11,812
Net interest income-FTE	106,914	102,428	103,577	102,175	100,909	209,342	200,122
Provision for loan losses, LHFI	2,921	2,762	1,834	4,284	2,596	5,683	4,839
Provision for loan losses, acquired loans	(2,564)	(1,605)	1,150	691	607	(4,169)	1,916
Net interest income after provision-FTE	106,557	101,271	100,593	97,200	97,706	207,828	193,367
Service charges on deposit accounts	10,755	10,832	11,444	11,677	11,051	21,587	22,132
Bank card and other fees	7,370	6,500	6,796	6,756	7,436	13,870	14,354
Mortgage banking, net	9,008	10,185	5,428	7,364	6,721	19,193	15,420
Insurance commissions	9,745	9,212	8,459	10,074	9,638	18,957	18,231
Wealth management	7,674	7,413	7,505	7,571	8,009	15,087	15,416
Other, net	5,637	1,891	2,092	1,274	1,372	7,528	2,260
Nonint inc-excl sec gains (losses), net	50,189	46,033	41,724	44,716	44,227	96,222	87,813
Security gains (losses), net	1	—	—	—	—	1	(310)
Total noninterest income	50,190	46,033	41,724	44,716	44,227	96,223	87,503
Salaries and employee benefits	59,060	57,302	58,168	57,250	67,018	116,362	124,219
Defined benefit plan termination	17,644	—	—	—	—	17,644	—
Services and fees	15,009	15,332	14,751	14,947	14,522	30,341	28,997
Net occupancy-premises	6,210	6,238	6,426	6,440	5,928	12,448	12,116
Equipment expense	6,162	5,998	6,172	6,063	5,896	12,160	11,990
Other real estate expense	383	1,759	525	(1,313)	1,193	2,142	1,374
FDIC assessment expense	2,686	2,640	2,562	2,911	2,959	5,326	5,770
Other expense	14,921	12,788	11,663	11,610	12,663	27,709	24,657
Total noninterest expense	122,075	102,057	100,267	97,908	110,179	224,132	209,123
Income before income taxes and tax eq adj	34,672	45,247	42,050	44,008	31,754	79,919	71,747
Tax equivalent adjustment	4,910	4,838	4,725	4,611	4,532	9,748	9,005
Income before income taxes	29,762	40,409	37,325	39,397	27,222	70,171	62,742
Income taxes	5,727	9,161	8,402	8,415	5,719	14,888	14,236
Net income	$24,035	$31,248	$28,923	$30,982	$21,503	$55,283	$48,506

Per share data
Earnings per share - basic	$0.35	$0.46	$0.43	$0.46	$0.32	$0.82	$0.72

Earnings per share - diluted	$0.35	$0.46	$0.43	$0.46	$0.32	$0.81	$0.72

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	67,736,298	67,687,365	67,627,496	67,625,085	67,619,571	67,711,966	67,614,616

Diluted	67,892,532	67,845,785	67,817,770	67,793,203	67,770,174	67,864,414	67,761,315

Period end shares outstanding	67,740,901	67,729,434	67,628,618	67,626,939	67,623,601	67,740,901	67,623,601

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Nonaccrual loans
Alabama	$1,723	$1,649	$665	$1,403	$1,379
Florida	3,174	3,559	3,644	3,719	1,806
Mississippi (2)	63,889	49,349	37,771	41,968	54,543
Tennessee (3)	4,975	5,185	6,213	6,620	5,345
Texas	383	1,565	941	700	2,055
Total nonaccrual loans	74,144	61,307	49,234	54,410	65,128
Other real estate
Alabama	13,301	13,953	15,989	15,574	18,031
Florida	17,377	21,577	22,582	25,147	28,052
Mississippi (2)	14,377	14,974	15,646	16,659	14,435
Tennessee (3)	3,363	4,706	6,183	6,061	7,432
Texas	1,540	758	1,651	1,552	1,552
Total other real estate	49,958	55,968	62,051	64,993	69,502
Total nonperforming assets	$124,102	$117,275	$111,285	$119,403	$134,630

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,216	$1,307	$1,832	$953	$3,382

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$29,906	$31,147	$28,345	$25,570	$23,473

	Quarter Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Beginning Balance	$72,445	$71,265	$70,871	$71,796	$69,668	$71,265	$67,619
Provision for loan losses	2,921	2,762	1,834	4,284	2,596	5,683	4,839
Charge-offs	(2,118)	(4,202)	(4,037)	(8,279)	(3,251)	(6,320)	(6,614)
Recoveries	2,936	2,620	2,597	3,070	2,783	5,556	5,952
Net recoveries (charge-offs)	818	(1,582)	(1,440)	(5,209)	(468)	(764)	(662)
Ending Balance	$76,184	$72,445	$71,265	$70,871	$71,796	$76,184	$71,796

PROVISION FOR LOAN LOSSES (4)
Alabama	$866	$1,189	$763	$132	$1,189	$2,055	$1,729
Florida	(975)	3	(655)	31	(364)	(972)	(1,182)
Mississippi (2)	2,268	1,826	1,873	703	(833)	4,094	1,015
Tennessee (3)	322	208	(118)	151	726	530	864
Texas	440	(464)	(29)	3,267	1,878	(24)	2,413
Total provision for loan losses	$2,921	$2,762	$1,834	$4,284	$2,596	$5,683	$4,839

NET (RECOVERIES) CHARGE-OFFS (4)
Alabama	$(29)	$66	$368	$38	$436	$37	$499
Florida	(973)	(155)	(502)	(169)	(595)	(1,128)	(1,269)
Mississippi (2)	33	1,759	1,591	2,484	(237)	1,792	(311)
Tennessee (3)	146	83	(8)	74	252	229	260
Texas	5	(171)	(9)	2,782	612	(166)	1,483
Total net (recoveries) charge-offs	$(818)	$1,582	$1,440	$5,209	$468	$764	$662

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2017
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Return on equity	6.21%	8.27%	7.51%	8.05%	5.72%	7.23%	6.49%
Return on average tangible equity	8.68%	11.39%	10.41%	11.16%	8.08%	10.02%	9.16%
Return on assets	0.70%	0.95%	0.87%	0.95%	0.67%	0.82%	0.76%
Interest margin - Yield - FTE	3.81%	3.74%	3.74%	3.74%	3.77%	3.77%	3.76%
Interest margin - Cost	0.32%	0.25%	0.22%	0.21%	0.21%	0.28%	0.21%
Net interest margin - FTE	3.49%	3.49%	3.52%	3.52%	3.56%	3.49%	3.55%
Efficiency ratio (1)	64.50%	66.67%	66.08%	63.81%	67.20%	65.57%	67.04%
Full-time equivalent employees	2,858	2,799	2,788	2,787	2,818

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	-0.04%	0.08%	0.07%	0.27%	0.03%	0.02%	0.02%
Provision for loan losses/average loans	0.14%	0.14%	0.09%	0.22%	0.14%	0.14%	0.13%
Nonperforming loans/total loans (incl LHFS)	0.87%	0.75%	0.61%	0.70%	0.85%
Nonperforming assets/total loans (incl LHFS)	1.46%	1.43%	1.39%	1.54%	1.77%
Nonperforming assets/total loans (incl LHFS) +ORE	1.45%	1.42%	1.38%	1.53%	1.75%
ALL/total loans (excl LHFS)	0.92%	0.91%	0.91%	0.95%	0.97%
ALL-commercial/total commercial loans	0.99%	0.97%	0.97%	1.02%	1.05%
ALL-consumer/total consumer and home mortgage loans	0.67%	0.67%	0.68%	0.68%	0.70%
ALL/nonperforming loans	102.75%	118.17%	144.75%	130.25%	110.24%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	277.42%	263.73%	267.40%	256.56%	231.13%

CAPITAL RATIOS
Total equity/total assets	11.23%	11.40%	11.39%	11.66%	11.69%
Tangible equity/tangible assets	8.61%	8.80%	8.74%	8.97%	8.97%
Tangible equity/risk-weighted assets	11.19%	11.49%	11.39%	11.85%	11.85%
Tier 1 leverage ratio	9.56%	9.86%	9.90%	9.92%	9.93%
Common equity tier 1 capital ratio	11.73%	12.19%	12.16%	12.35%	12.32%
Tier 1 risk-based capital ratio	12.30%	12.79%	12.76%	12.97%	12.94%
Total risk-based capital ratio	13.11%	13.61%	13.59%	13.82%	13.82%

STOCK PERFORMANCE
Market value-Close	$32.16	$31.79	$35.65	$27.56	$24.85
Book value	$23.06	$22.71	$22.48	$22.69	$22.53
Tangible book value	$17.17	$17.02	$16.76	$16.95	$16.76

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and significant non-routine income and expense items as disclosed in Note 8.

(2) - Excludes acquired loans and covered other real estate

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 1 – Business Combinations

On April 7, 2017, Trustmark Corporation completed its merger with RB Bancorporation (Reliance), the holding company for Reliance Bank, which had seven offices serving the Huntsville, Alabama metropolitan service area (MSA).  Reliance Bank was merged into Trustmark National Bank simultaneously with the merger of Trustmark and RB Bancorporation. Under the terms of the Merger Agreement dated November 14, 2016, Trustmark paid $22.00 in cash for each share of Reliance common stock outstanding, which represented total consideration for Reliance common shareholders of approximately $23.7 million.

The merger with Reliance was consistent with Trustmark’s strategic plan to selectively expand the Trustmark franchise and enhance the Trustmark franchise in north Alabama.

This merger was accounted for in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the merger date.  The fair values of the assets acquired and liabilities assumed are subject to adjustment if additional information relative to the closing date fair values becomes available through the measurement period, which is not to exceed one year from the merger date of April 7, 2017.

The statement of assets purchased and liabilities assumed in the Reliance merger is presented below at their estimated fair values as of the merger date of April 7, 2017 ($ in thousands):

Assets:
Cash and due from banks	$5,013
Federal funds sold and securities purchased under reverse repurchase agreements	6,900
Securities	54,843
Acquired loans	117,447
Premises and equipment, net	3,700
Identifiable intangible assets	1,850
Other real estate	475
Other assets	6,037
Total assets	196,265

Liabilities:
Deposits	166,158
Other borrowings	17,469
Other liabilities	1,322
Total liabilities	184,949

Net identifiable assets acquired at fair value	11,316
Goodwill	13,472
Net assets acquired at fair value	$24,788

The excess of the consideration paid over the estimated fair value of the net assets acquired was $13.5 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the merger date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately ten years.

Loans acquired from Reliance were evaluated under a fair value process.  Loans with evidence of deterioration in credit quality and for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments are referred to as acquired impaired loans and accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

The operations of Reliance are included in Trustmark’s operating results from April 7, 2017 and did not have a material impact on Trustmark’s results of operations.  During the second quarter of 2017, Trustmark included non-routine merger transaction expenses in other noninterest expense totaling $3.2 million (change in control expense of $1.3 million; professional fees, contract termination and other expenses of $1.9 million).

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$51,277	$53,247	$55,763	$58,234	$61,359
Issued by U.S. Government sponsored agencies	272	274	276	283	286
Obligations of states and political subdivisions	96,514	109,895	115,373	124,641	129,285
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	58,422	42,667	42,786	36,788	29,282
Issued by FNMA and FHLMC	860,571	733,214	631,084	561,989	428,542
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,157,241	1,202,719	1,267,951	1,374,399	1,474,357
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	223,391	223,538	243,449	254,613	265,195
Total securities available for sale	$2,447,688	$2,365,554	$2,356,682	$2,410,947	$2,388,306

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,669	$3,658	$3,647	$3,636	$31,142
Obligations of states and political subdivisions	46,098	46,273	46,303	52,937	53,473
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	14,399	14,977	15,478	16,183	16,415
Issued by FNMA and FHLMC	144,282	118,733	81,299	39,989	42,267
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	740,042	771,296	803,474	831,662	824,175
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	191,264	201,130	208,442	198,827	205,732
Total securities held to maturity	$1,139,754	$1,156,067	$1,158,643	$1,143,234	$1,173,204

During 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At June 30, 2017, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive loss in the accompanying balance sheet totaled approximately $21.8 million ($13.4 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 96% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Loans secured by real estate:
Construction, land development and other land loans	$922,029	$859,927	$831,437	$766,685	$718,438
Secured by 1-4 family residential properties	1,655,968	1,656,837	1,660,043	1,592,453	1,620,013
Secured by nonfarm, nonresidential properties	2,109,367	2,064,352	2,034,176	1,916,153	1,900,784
Other real estate secured	432,208	399,636	318,148	317,680	323,734
Commercial and industrial loans	1,635,000	1,540,783	1,528,434	1,421,382	1,466,511
Consumer loans	170,858	166,314	170,562	170,073	166,436
State and other political subdivision loans	936,860	910,493	917,515	875,973	805,401
Other loans	433,755	406,315	390,898	438,805	403,864
LHFI	8,296,045	8,004,657	7,851,213	7,499,204	7,405,181
Allowance for loan losses	(76,184)	(72,445)	(71,265)	(70,871)	(71,796)
Net LHFI	$8,219,861	$7,932,212	$7,779,948	$7,428,333	$7,333,385

ACQUIRED LOANS BY TYPE (1)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Loans secured by real estate:
Construction, land development and other land loans	$35,054	$17,651	$20,850	$25,040	$38,016
Secured by 1-4 family residential properties	74,313	54,721	69,540	76,601	81,676
Secured by nonfarm, nonresidential properties	132,663	92,075	103,820	110,606	119,698
Other real estate secured	19,553	16,275	19,010	20,903	25,272
Commercial and industrial loans	34,375	20,691	36,896	39,519	49,760
Consumer loans	2,833	2,664	3,365	3,878	4,295
Other loans	16,119	14,165	18,766	19,190	20,318
Acquired loans	314,910	218,242	272,247	295,737	339,035
Allowance for loan losses, acquired loans	(7,423)	(10,006)	(11,397)	(11,380)	(12,480)
Net acquired loans	$307,487	$208,236	$260,850	$284,357	$326,555

(1) Trustmark revised the presentation of acquired loans by eliminating the segmentation of acquired noncovered loans and acquired covered loans due to the significantly reduced size of the acquired covered loan portfolio.

During the first quarter of 2017, Trustmark transferred the remaining balance of the acquired loans not accounted for under FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality” to LHFI due to the discount on these loans being fully amortized.  The balance of these transferred loans totaled $36.7 million.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	June 30, 2017
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$922,029	$257,674	$51,436	$312,059	$37,529	$263,331
Secured by 1-4 family residential properties	1,655,968	95,896	50,122	1,394,674	97,633	17,643
Secured by nonfarm, nonresidential properties	2,109,367	354,161	203,932	885,278	158,187	507,809
Other real estate secured	432,208	59,798	2,989	195,528	37,557	136,336
Commercial and industrial loans	1,635,000	168,627	23,317	843,150	347,865	252,041
Consumer loans	170,858	23,081	3,805	125,112	16,667	2,193
State and other political subdivision loans	936,860	83,549	28,670	582,333	29,366	212,942
Other loans	433,755	53,758	18,443	280,612	38,549	42,393
Loans	$8,296,045	$1,096,544	$382,714	$4,618,746	$763,353	$1,434,688

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$60,773	$13,483	$17,231	$24,597	$2,369	$3,093
Development	47,140	6,061	5,332	14,709	550	20,488
Unimproved land	105,896	18,271	15,759	39,721	14,906	17,239
1-4 family construction	184,978	51,575	10,981	77,400	1,900	43,122
Other construction	523,242	168,284	2,133	155,632	17,804	179,389
Construction, land development and other land loans	$922,029	$257,674	$51,436	$312,059	$37,529	$263,331

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$311,186	$101,742	$46,732	$100,677	$17,662	$44,373
Office	211,628	32,957	22,819	73,351	6,113	76,388
Nursing homes/assisted living	143,806	8,605	—	128,639	6,562	—
Hotel/motel	239,188	55,752	41,825	63,381	35,883	42,347
Mini-storage	137,633	12,583	—	41,384	14,255	69,411
Industrial	101,390	15,800	9,919	22,091	4,586	48,994
Health care	30,636	4,475	804	24,351	—	1,006
Convenience stores	21,306	1,381	—	9,080	930	9,915
Other	92,676	14,674	17,859	11,878	6,576	41,689
Total income producing loans	1,289,449	247,969	139,958	474,832	92,567	334,123

Owner-occupied:
Office	136,259	18,373	23,471	66,766	5,271	22,378
Churches	86,035	12,701	2,044	43,930	20,640	6,720
Industrial warehouses	143,292	4,508	3,497	61,953	13,172	60,162
Health care	119,754	23,479	7,167	69,204	4,441	15,463
Convenience stores	100,424	9,053	13,001	52,291	1,115	24,964
Retail	45,605	5,943	6,893	24,189	1,950	6,630
Restaurants	33,552	3,482	852	25,668	1,622	1,928
Auto dealerships	23,438	9,726	37	8,757	4,918	—
Other	131,559	18,927	7,012	57,688	12,491	35,441
Total owner-occupied loans	819,918	106,192	63,974	410,446	65,620	173,686
Loans secured by nonfarm, nonresidential properties	$2,109,367	$354,161	$203,932	$885,278	$158,187	$507,809

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Securities – taxable	2.26%	2.31%	2.21%	2.29%	2.34%	2.28%	2.37%
Securities – nontaxable	4.35%	4.34%	4.26%	4.27%	4.29%	4.35%	4.27%
Securities – total	2.32%	2.38%	2.29%	2.36%	2.41%	2.35%	2.45%
Loans - LHFI & LHFS	4.30%	4.21%	4.12%	4.19%	4.17%	4.25%	4.17%
Acquired loans	7.96%	8.40%	11.69%	8.50%	9.26%	8.15%	8.33%
Loans - total	4.43%	4.33%	4.38%	4.36%	4.39%	4.38%	4.36%
FF sold & rev repo	1.39%	1.02%	1.12%	1.47%	1.27%	1.35%	1.22%
Other earning assets	1.91%	1.36%	1.65%	1.29%	1.26%	1.64%	1.32%
Total earning assets	3.81%	3.74%	3.74%	3.74%	3.77%	3.77%	3.76%

Interest-bearing deposits	0.29%	0.23%	0.20%	0.19%	0.19%	0.26%	0.18%
FF pch & repo	0.79%	0.57%	0.38%	0.34%	0.33%	0.68%	0.33%
Other borrowings	1.16%	0.90%	0.87%	0.88%	0.95%	1.04%	0.94%
Total interest-bearing liabilities	0.44%	0.34%	0.31%	0.30%	0.29%	0.39%	0.29%

Net interest margin	3.49%	3.49%	3.52%	3.52%	3.56%	3.49%	3.55%
Net interest margin excluding acquired loans	3.37%	3.38%	3.31%	3.38%	3.38%	3.38%	3.39%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

During the second quarter of 2017, the yield on acquired loans totaled 7.96% and included $952 thousand in recoveries from the settlement of debt, which represented approximately 1.21% of the annualized total acquired loan yield.  Excluding acquired loans, the net interest margin for the second quarter of 2017 totaled 3.37% and remained relatively stable when compared to the first quarter of 2017, as growth in the yield on the loans held for investment and held for sale portfolio was offset by higher costs of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $835 thousand and $2.8 million for the quarters ended June 30, 2017 and March 31, 2017, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Mortgage servicing income, net	$5,439	$5,458	$5,218	$5,271	$5,177	$10,897	$10,235
Change in fair value-MSR from runoff	(2,896)	(2,387)	(2,739)	(2,862)	(2,500)	(5,283)	(4,505)
Gain on sales of loans, net	5,001	3,550	6,054	6,410	5,480	8,551	8,071
Other, net	629	772	(2,925)	(299)	498	1,401	3,140
Mortgage banking income before hedge ineffectiveness	8,173	7,393	5,608	8,520	8,655	15,566	16,941
Change in fair value-MSR from market changes	(1,291)	1,466	13,112	381	(7,033)	175	(13,899)
Change in fair value of derivatives	2,126	1,326	(13,292)	(1,537)	5,099	3,452	12,378
Net positive (negative) hedge ineffectiveness	835	2,792	(180)	(1,156)	(1,934)	3,627	(1,521)
Mortgage banking, net	$9,008	$10,185	$5,428	$7,364	$6,721	$19,193	$15,420

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 6 – Salaries and Employee Benefit Plans

Early Retirement Program

During the second quarter of 2016, Trustmark announced a voluntary early retirement program (ERP) for associates age 60 and above with five or more years of service.  The cost of this program is reflected in a one-time, pre-tax charge of approximately $9.3 million (salaries and employee benefits expense of $9.1 million and other miscellaneous expense of $230 thousand), or $0.085 per basic share net of tax, in Trustmark’s second quarter 2016 earnings.  As a result of the ERP, during the third and fourth quarters of 2016, Trustmark incurred additional expense of $236 thousand and $268 thousand, respectively, which primarily resulted from additional settlements from pension lump sum elections.

Defined Benefit Pension Plan

Trustmark maintained a noncontributory tax-qualified defined benefit pension plan (Trustmark Capital Accumulation Plan, the “Plan”), in which substantially all associates who began employment prior to 2007 participated.  The Plan provided for retirement benefits based on the length of credited service and final average compensation, as defined in the Plan, which vested upon three years of service.  Benefit accruals under the plan were frozen in 2009, with the exception of certain associates covered through plans obtained in acquisitions that were subsequently merged into the Plan.  As previously reported, on July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of the Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.  In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark was required to fully fund the Plan on a termination basis and contributed the additional assets necessary to do so. The final distributions were made from current plan assets and a one-time pension settlement expense of $17.6 million was recognized when paid by Trustmark during the second quarter of 2017.  After the distribution of Plan assets during the second quarter of 2017, Trustmark estimates that the annual pension expense will be reduced by $3.0 million to $4.0 million.

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Partnership amortization for tax credit purposes	$(2,287)	$(2,274)	$(2,479)	$(2,479)	$(2,479)	$(4,561)	$(4,958)
Increase in life insurance cash surrender value	1,782	1,714	1,751	1,746	1,702	3,496	3,394
Other miscellaneous income	6,142	2,451	2,820	2,007	2,149	8,593	3,824
Total other, net	$5,637	$1,891	$2,092	$1,274	$1,372	$7,528	$2,260

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the second quarter of 2017, Trustmark received nontaxable proceeds of $4.9 million related to life insurance acquired as part of a previous acquisition, which was recorded in other miscellaneous income in the table above.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Loan expense	$2,827	$2,792	$2,823	$3,336	$3,024	$5,619	$6,067
Amortization of intangibles	1,544	1,564	1,686	1,692	1,692	3,108	3,488
Other miscellaneous expense	10,550	8,432	7,154	6,582	7,947	18,982	15,102
Total other expense	$14,921	$12,788	$11,663	$11,610	$12,663	$27,709	$24,657

As previously discussed in Note 1 – Business Combinations, non-routine Reliance merger transaction expenses totaled $3.2 million and were included in other miscellaneous expense during the second quarter of 2017.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,552,240	$1,533,098	$1,533,144	$1,530,842	$1,512,841	$1,542,722	$1,503,763
Less: Goodwill		(378,191)	(366,156)	(366,156)	(366,156)	(366,156)	(372,207)	(366,156)
Identifiable intangible assets		(19,713)	(19,950)	(21,585)	(23,311)	(24,961)	(19,831)	(25,835)
Total average tangible equity		$1,154,336	$1,146,992	$1,145,403	$1,141,375	$1,121,724	$1,150,684	$1,111,772

PERIOD END BALANCES
Total shareholders' equity		$1,561,918	$1,537,961	$1,520,208	$1,534,761	$1,523,467
Less: Goodwill		(379,627)	(366,156)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(19,422)	(19,117)	(20,680)	(22,366)	(24,058)
Total tangible equity	(a)	$1,162,869	$1,152,688	$1,133,372	$1,146,239	$1,133,253

TANGIBLE ASSETS
Total assets		$13,909,138	$13,490,361	$13,352,333	$13,161,538	$13,030,349
Less: Goodwill		(379,627)	(366,156)	(366,156)	(366,156)	(366,156)
Identifiable intangible assets		(19,422)	(19,117)	(20,680)	(22,366)	(24,058)
Total tangible assets	(b)	$13,510,089	$13,105,088	$12,965,497	$12,773,016	$12,640,135
Risk-weighted assets	(c)	$10,391,912	$10,031,410	$9,952,123	$9,670,302	$9,559,816

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$24,035	$31,248	$28,923	$30,982	$21,503	$55,283	$48,506
Plus: Intangible amortization net of tax		954	966	1,041	1,045	1,045	1,920	2,154
Net income adjusted for intangible amortization		$24,989	$32,214	$29,964	$32,027	$22,548	$57,203	$50,660
Period end common shares outstanding	(d)	67,740,901	67,729,434	67,628,618	67,626,939	67,623,601

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		8.68%	11.39%	10.41%	11.16%	8.08%	10.02%	9.16%
Tangible equity/tangible assets	(a)/(b)	8.61%	8.80%	8.74%	8.97%	8.97%
Tangible equity/risk-weighted assets	(a)/(c)	11.19%	11.49%	11.39%	11.85%	11.85%
Tangible book value	(a)/(d)*1,000	$17.17	$17.02	$16.76	$16.95	$16.76

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,561,918	$1,537,961	$1,520,208	$1,534,761	$1,523,467
AOCI-related adjustments		28,509	43,005	45,798	17,075	12,164
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(360,198)	(347,085)	(347,442)	(347,800)	(348,158)
Other adjustments and deductions for CET1 (2)		(11,267)	(10,803)	(8,637)	(9,307)	(10,042)
CET1 capital	(e)	1,218,962	1,223,078	1,209,927	1,194,729	1,177,431
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(247)	(159)	(267)	(276)	(328)
Additional tier 1 capital		59,753	59,841	59,733	59,724	59,672
Tier 1 capital		$1,278,715	$1,282,919	$1,269,660	$1,254,453	$1,237,103

Common equity tier 1 capital ratio	(e)/(c)	11.73%	12.19%	12.16%	12.35%	12.32%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2017
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance.  Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature.  This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items.  Readers are cautioned that these adjustments are not permitted under GAAP.  Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				Six Months Ended
	6/30/2017		6/30/2016		6/30/2017		6/30/2016
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$24,035	$0.354	$21,503	$0.317	$55,283	$0.815	$48,506	$0.716

Significant non-routine transactions (net of taxes):

Early retirement program expense	—	—	5,738	0.085	—	—	5,738	0.085
Defined benefit plan termination	10,895	0.160	—	—	10,895	0.161	—	—
Reliance merger transaction expenses	1,999	0.029	—	—	1,999	0.029	—	—
Gain on life insurance proceeds	(4,894)	(0.072)	—	—	(4,894)	(0.072)	—	—
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$32,035	$0.471	$27,241	$0.402	$63,283	$0.933	$54,244	$0.801

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)

Return on equity	6.21%	8.28%	5.72%	7.24%	7.23%	8.27%	6.49%	7.25%
Return on average tangible equity	8.68%	11.46%	8.08%	10.14%	10.02%	11.43%	9.16%	10.20%
Return on assets	0.70%	0.93%	0.67%	0.85%	0.82%	0.94%	0.76%	0.85%